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                                                                 EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Georgia-Carolina Bancshares, Inc.

We consent to the use in this Annual Report on Form 10-KSB our report dated January 17, 2000, relating to the consolidated financial statements of financial condition of Georgia-Carolina Bancshares, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of income, comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999.


/s/ CHERRY, BEKAERT & HOLLAND, LLP
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Augusta, Georgia
March 26, 2000